UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 31, 2011

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code  (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets

On March 31, 2011, Ashland Inc. (“Ashland”) completed the sale of substantially all of the assets of the global distribution business conducted by the segment of Ashland known as “Ashland Distribution” to Nexeo Solutions, LLC, formerly known as TPG Accolade, LLC (“Nexeo”) pursuant to the terms of the Agreement of Purchase and Sale, dated November 5, 2010, and the Amendment Agreement, dated March 31, 2011 (the “Amendment Agreement”).  Attached are the Amendment Agreement as Exhibit 10.1 and the required pro forma financial information as Exhibit 99.1.

Item 8.01.  Other Events

In connection with the sale by Ashland of the Ashland Distribution business to Nexeo referenced in Item 2.01 above, Ashland paid down approximately $350 million in principal under the Term Loan A facility due 2014 and the revolving credit facility outstanding under Ashland’s Senior Credit Agreement, dated as of March 31, 2010, with Bank of America, N.A., as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, and the other Lenders party thereto.

Item 9.01.  Financial Statements and Exhibits

Set forth below are the Amendment Agreement and the pro forma financial information relating to the completed sale described above that are required to be filed as part of this Form  8-K:

(b)    Pro Forma Financial Information

Unaudited condensed pro forma consolidated balance sheet as of December 31, 2010 and unaudited condensed pro forma statements of consolidated income for the three months ended December 31, 2010 and the years ended September 30, 2010, September 30, 2009 and September 30, 2008 are filed as Exhibit 99.1 and incorporated by reference herein.

(d)    Exhibits

10.1    Amendment Agreement by and between Ashland and Nexeo, dated March 31, 2011.

99.1    Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

April 5, 2011	/s/ Lamar M. Chambers
Lamar M. Chambers
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit        Description

10.1
Amendment Agreement by and between Ashland and Nexeo, dated March 31, 2011 (pursuant to Item 601(b)(2) of Regulation S-K, annexes to the Amendment Agreement have been omitted; annexes will be supplementally provided to the SEC upon request).

99.1	Pro Forma Financial Information.